Exhibit 10.1

MARVELL TECHNOLOGY GROUP, LTD.

2007 DIRECTOR STOCK INCENTIVE PLAN

AS AMENDED AND RESTATED AUGUST 25, 2010

1. Purposes of the Plan. The purposes of this 2007 Director Stock Incentive Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will administer the Plan in accordance with Section 4 hereof.

(b) “Annual General Meeting” means the Company’s annual meeting of shareholders.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” individually or collectively, a grant under the Plan of Options, Performance Shares, Performance Units, Stock Appreciation Rights, Restricted Stock, or Restricted Stock Units.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(iv) A change in the composition of the Board occurring within a two (2) year period, as a result of which less than a majority of the Directors are Incumbent Directors.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(j) “Common Stock” means the common shares of the Company.

(k) “Company” means Marvell Technology Group Ltd., a Bermuda company.

(l) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary of the Company to render services to such entity.

(m) “Director” means a member of the Board.

(n) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(o) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor the payment of a Director’s fee by the Company will be sufficient in and of itself to constitute “employment” by the Company.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion, however if an Award is exchanged for an Award with a lower exercise price or the exercise price of an outstanding Award is reduced, shareholder approval must be obtained in advance.

(r) “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported); or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(s) “Incumbent Director” means a Director who either (A) is a Director as of the effective date of the Plan, or (B) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors to the Company).

(t) “Inside Director” means a Director who is an Employee.

(u) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w) “Option” means a stock option granted pursuant to the Plan. All Options granted under the Plan will be Nonstatutory Stock Options.

(x) “Outside Director” means a Director who has not been an Employee.

(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Participant” means the holder of an outstanding Award.

(aa) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 13.

(bb) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 13.

(cc) “Plan” means this 2007 Director Stock Incentive Plan.

(dd) “Restricted Stock” means Shares issued pursuant to a Restricted Stock Award under the Plan.

(ee) “Restricted Stock Unit” or “RSU” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to the Plan. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ff) “Service Provider” means an Employee, Director or Consultant.

(gg) “Share” means a share of the Common Stock, as adjusted in accordance with Section 18 hereof.

(hh) “Stock Appreciation Right” means an Award granted under the Plan, granted alone or in connection with an Option, that is designated as a Stock Appreciation Right.

(ii) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Plan Pool. The maximum aggregate number of Shares which may be granted pursuant to Awards under the Plan is seven hundred-fifty thousand (750,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Performance Shares, Performance Units, Restricted Stock or Restricted Stock Units, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards are repurchased by the Company or are forfeited to the Company due to their failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the minimum statutory withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

4. Administration. The Plan will be administered by (A) the Board or (B) a Committee, which will be constituted to satisfy Applicable Laws. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion: (i) to determine the Fair Market Value; (ii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including the ability to accelerate the vesting of awards granted to Outside Directors who will not stand for reelection; (iv) to make such other determinations and take such other actions as permitted under the Plan; (v) to determine the terms and conditions of any, and, with the approval of the shareholders if necessary, to institute any Exchange Program and (vi) to make all other determinations deemed necessary or advisable for administering the Plan. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Grants of Awards under the Plan.

(a) Procedure for Grants. All grants of Awards to Outside Directors under this Plan shall be made strictly in accordance with the following provisions:

(b) Type of Option. If Options are granted pursuant to the Plan they will be Nonstatutory Stock Options and, except as otherwise provided herein, will be subject to the other terms and conditions of the Plan.

(c) Eligibility for Awards. An Outside Director is eligible for Awards under the Plan (is an “Eligible Outside Director”) if such person:

(i) is first elected as an Outside Director on or following the date this Plan is adopted by the Board; or

(ii) is designated by the Board of Directors as an Eligible Outsider Director.

(d) Initial Option Award. Each person who first becomes an Outside Director on or following the date this Plan is adopted by the Board will automatically be granted an Option to purchase fifty thousand (50,000) Shares (the “Initial Option Award”) upon the later of (x) the date such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy and (y) the date that the Plan is approved by the shareholders of the Company; provided, however, that an Inside Director who ceases to be an Inside Director, but who remains a Director, will not receive an Initial Option Award.

(e) Annual Option Award. Each Eligible Outside Director will be automatically granted an Option to purchase nine thousand (9,000) Shares (the “Annual Option Award”) immediately following each Annual General Meeting of the Company beginning in 2011, if as of such date, such Eligible Outside Director has served on the Board for at least the preceding six (6) months.

(f) Annual RSU Award. Each Eligible Outside Director will be automatically granted such number of Shares subject to Restricted Stock Units as set forth in this Section 5(f) (the “Annual RSU Award”) immediately following each Annual General Meeting of the Company beginning in 2011, if as of such date, such Eligible Outside Director has served on the Board for at least the preceding six (6) months. The Annual RSU Award will cover a number of Shares with an aggregate Fair Market Value equal to $70,000 on the grant date; provided that such number of Shares subject to the Annual RSU Award will be rounded down to the nearest whole number of Shares.

(g) Terms. The terms of each Award granted pursuant to the Plan will be as follows:

(i) If the Award is an Option, the term of the Award will be ten (10) years; provided, however, that the Option may expire earlier pursuant to Section 8 hereof.

(ii) To the extent not in conflict with the terms of this Section, the other terms and conditions of the Plan will apply to Awards granted pursuant to this Section.

(h) Acceleration of Awards. If a Participant’s status as a Service Provider terminates as result of the Participant’s death or Disability, each outstanding Award granted to the Participant under the Plan shall be immediately vested in full as of the date of such termination.

(i) Form and Timing of Payment. Payment of earned Performance Units or Restricted Stock Units granted under the Plan will be made as soon as practicable after the applicable vesting date. On the date set forth in the Award Agreement, all unvested Performance Units or Restricted Stock Units will be forfeited to the Company.

(j) Amendment. The Administrator in its discretion may change and otherwise revise the terms of Awards granted under this Plan for Awards granted on or after the date the Administrator determines to make any such change or revision, including, without limitation, the allocation between types of equity Awards, the number of Shares subject to such Awards, the vesting schedule and the exercise or purchase price thereof. The Administrator will determine from time to time whether other service by Directors on committees of the Board not covered by the Plan warrants grants of Awards for such service, and will have the power and authority to modify the Plan from time to time to establish non-discretionary, automatic award grants to be made to such committee members on such terms and at such times as the Administrator will determine.

6. Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Award or the purchase of Shares thereunder shall consist entirely of: (i) cash; (ii) check; (iii) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise or purchase price of the Shares as to which such Awards shall be exercised and provided that accepting such Shares, in the sole discretion of the Administrator, shall not result in any adverse accounting consequences to the Company; (iv) consideration received by the Company under a broker-assisted (or other) cashless exercise program implemented by the Company in connection with the Plan; (v) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (vi) any combination of the foregoing methods of payment.

7. Exercise of Options or Stock Appreciation Rights. Any Option or Stock Appreciation Right granted hereunder will be exercisable as set forth in Section 5 hereof; provided, however, that no Option or Stock Appreciation Right shall be exercisable until shareholder approval of the Plan in accordance with Section 25 hereof has been obtained. An Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

An Option or Stock Appreciation Right will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option or Stock Appreciation Right is exercised (together with applicable tax withholdings). Full payment may consist of any consideration and method of payment authorized under the Plan and Applicable Law. Shares issued upon exercise of an Option or Stock Appreciation Right will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to an Option or Stock Appreciation Right, notwithstanding the exercise of the Option or Stock Appreciation Right, as applicable. The Company will issue (or cause to be issued) such Shares promptly after the Option or Stock Appreciation Right, as applicable is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

Exercising an Option or Stock Appreciation Right in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option or Stock Appreciation Right, as applicable, by the number of Shares as to which the Option or Stock Appreciation Right is exercised.

8. Termination of Status as a Service Provider.

(a) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than termination as a result of the Participant’s death or Disability, the Participant may exercise his or her Option or Stock Appreciation Right, as applicable, within ninety (90) days following such termination to the extent that the Option or Stock Appreciation Right, as applicable, is vested on the date of termination (but in no event later than the expiration of the term of such Award, as set forth in the Award Agreement). If on the date of termination the Participant is not vested as to his or her entire Option or Stock Appreciation Right, as applicable, the Shares covered by the unvested portion of the Award will revert to the Plan. If after termination the Participant does not exercise his or her Option or Stock Appreciation Right, as applicable, within the above-specified time period, the Award will terminate, and the Shares covered by such Award will revert to the Plan.

(b) Death or Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s death or Disability, the Option or Stock Appreciation Right, as applicable, may be exercised following the Participant’s termination within six (6) months following the date of such termination to the extent that the Option or Stock Appreciation Right, as applicable, is vested on the date of termination (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement), by the Participant or, in the case of the Participant’s death, the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Award may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Award is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. If the Option or Stock Appreciation Right, as applicable, is not so exercised within the above-specified time period, the Option will terminate, and the Shares covered by such Award will revert to the Plan.

9. Options.

(a) Grant of Options. Subject to the terms and provisions of the Plan and pursuant to Section 5(j), the Administrator, may change or add automatic Awards granted pursuant to Section 5 to include different or additional Awards of Options in such amounts as the Administrator, in its sole discretion, will determine.

(b) Terms. The terms of each Option granted pursuant to the Plan will be as follows:

(i) The term of an Option will be ten (10) years; provided, however, that the Option may expire earlier pursuant to Section 8 hereof.

(ii) The per share exercise price for Shares subject to Options will be one hundred percent (100%) of the Fair Market Value on the grant date.

(iii) Subject to Section 5(h) and Section 18, each Initial Option Award will vest and become exercisable as to one-third (1/3rd) of the Shares subject to the Option on the one-year anniversary of the date of grant (or on the last day of the month, if there is no corresponding date); as to an additional one-third (1/3rd) of the Shares subject to the Option on the second annual anniversary of the date of grant thereafter (or on the last day of the month, if there is no corresponding date); and as to an final one-third (1/3rd) of the Shares subject to the Option on the third annual anniversary of the date of grant thereafter (or on the last day of the month, if there is no corresponding date); provided that the Outside Director continues to serve as a Service Provider through each applicable vesting date.

(iv) Subject to Section 5(h) and Section 18, each Annual Option Award will vest and become exercisable as to one hundred percent (100%) of the Shares subject to the Option on the earlier of the next Annual General Meeting or the one year anniversary of the Option grant date (or on the last day of the month, if there is no corresponding date), provided that the Outside Director continues to serve as a Service Provider through such date.

(c) Option Agreement. Each Option will be evidenced by an Award Agreement that will specify the vesting criteria, the number of Shares covered by the Award, the applicable vesting schedule, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(d) Expiration of Options. An Option granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 8 also will apply to Options.

10. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan and pursuant to Section 5(j), the Administrator, may change or add automatic Awards granted pursuant to Section 5 to include Awards of Restricted Stock in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the vesting criteria, number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine; provided, however, that an Award of Restricted Stock shall not be fully vested before a period of restriction (“Period of Restriction”) of a minimum of three (3) years. Vesting shall be no more favorable than pro rata and occur as to no more than 1/3rd of the number of Shares on each one-year anniversary of the grant date. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(d) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine.

(e) Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(f) Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(g) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

11. Restricted Stock Units.

(a) Grant. Subject to the terms and provisions of the Plan and pursuant to Section 5(j), the Administrator, may change or add automatic Awards granted pursuant to Section 5 to include different or additional Awards of Restricted Stock Units in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Unit Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c) Vesting Criteria and Other Terms.

(i) The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or status as a Service Provider), or any other basis determined by the Administrator in its discretion. An Award of Restricted Stock Units shall not be fully vested until a minimum period of three (3) years from the date of grant. Vesting shall be no more favorable than pro rata and occur as to no more than one-third (1/3rd) of the number of Shares on each one-year anniversary of the grant date.

(ii) The vesting commencement date of each Annual RSU Award shall be the last day of the calendar month immediately following the grant date. Subject to the restrictions set forth in Section 11(c)(i), the Annual RSU Award vests as to one-third (1/3rd) of the Shares subject to the Annual RSU Award on the one-year anniversary of the vesting commencement date (or on the last day of the month, if there is no corresponding date); as to an additional one-third (1/3rd) of the Shares subject to the Annual RSU Award on the second annual anniversary of the vesting commencement date thereafter (or on the last day of the month, if there is no corresponding date); and as to an final one-third (1/3rd) of the Shares subject to the Annual RSU Award on the third annual anniversary of the date of grant thereafter (or on the last day of the month, if there is no corresponding date); provided that the Outside Director continues to serve as a Service Provider through each applicable vesting date.

(d) Form and Timing of Payment. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator.

Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

12. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and provisions of the Plan and pursuant to Section 5(j), the Administrator, may change or add automatic Awards granted pursuant to Section 5 to include Awards of Stock Appreciation Rights.

(b) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be one hundred percent (100%) of the Fair Market Value on the date of grant.

(d) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 8 also will apply to Stock Appreciation Rights.

(e) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

13. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” The duration of a Performance Period shall be no less than three (3) years. Vesting shall be no more favorable than pro rata and occur as to no more than 1/3rd of the number of the Shares on each one-year anniversary of the grant date. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

14. Nontransferability of Awards. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

15. Awards Generally.

(a) Limitations. Awards may be granted only to Outside Directors.

(b) Shares. In the event that any Award granted under the Plan would cause the number of Shares subject to outstanding Awards plus the number of Shares previously issued pursuant to an Award to exceed the number of shares available for issuance under the Plan pursuant to Section 3, then the remaining Shares available for award grant will be allocated on a pro rata basis. No further grants will be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the shareholders to increase the number of Shares which may be issued under the Plan or through the forfeiture of Shares issued pursuant to Awards previously granted hereunder as provided in Section 3 hereof.

16. No Guarantee of Continued Service. The Plan shall not confer upon any Participant any rights with respect to continuation of service as a Director or other Service Provider or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director’s relationship with the Company at any time.

17. Term of Plan. The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 25 of the Plan. It will continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

18. Dissolution, Merger or Asset Sale.

(a) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator may determine that each outstanding Option shall be exercisable as to all or any part of the Option, including Shares as to which the Option would not otherwise be exercisable, for such period as determined by the Administrator and ending immediately prior to the consummation of such proposed action. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(b) Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation; provided, however, that in all cases, upon a Change in Control the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse (so as to become one hundred percent (100%) vested), and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. The Administrator will not be required to treat all Awards similarly in the transaction.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share, Performance Unit, or Restricted Stock Unit, for each Share subject to such Award (or in the case of an Award settled in cash, the number of implied shares determined by dividing the value of the Award by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

With respect to Awards that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable.

19. Time of Granting Awards. The date of grant of an Award will, for all purposes, be the date determined in accordance with Sections 5 hereof. Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonable time after the date of such grant.

20. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval. The Company will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21. Conditions on Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained. The Company has no obligation to register any Shares issued pursuant to this Plan under the securities laws of any jurisdiction.

23. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

24. Award Agreement. Awards will be evidenced by written agreements in such form as the Administrator will approve.

25. Shareholder Approval. The Plan will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws.